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                                                                    Exhibit 99.1


                                  Certification

         Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Progenics Pharmaceuticals, Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated:   August 14, 2002                  /s/ PAUL J. MADDON
                                          ---------------------------
                                          Paul J. Maddon
                                          Chairman and Chief Executive Officer